Exhibit (24)

POWER OF ATTORNEY

The undersigned directors of Ohio National Fund, Inc., (SEC File Nos. 811-3015 and 2-67464), a Maryland corporation (the "Company"), hereby constitute and appoint Christopher A. Carlson and Kimberly A. Plante and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any mutual fund: Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hand on the date set forth below:

/s/ John J. Palmer John J. Palmer	March 12, 2015 Date
/s/ Geoffrey Keenan Geoffrey Keenan	March 12, 2015 Date
/s/ John Von Lehman John Von Lehman	March 12, 2015 Date
/s/ Madeleine W. Ludlow Madeleine W. Ludlow	March 12, 2015 Date
/s/ George M. Vredeveld George M. Vredeveld	March 12, 2015 Date

One Financial Way

Cincinnati, Ohio 45242

Post Office Box 237

Cincinnati, Ohio 45201-0237

Telephone: 513-794-6100